Exhibit 4.3

May 6, 2026
The Bank of New York Mellon Trust Company, N.A., as Trustee
601 Travis Street, 16th Floor
Houston, TX 77002
Re:    Company Order with respect to 4.600% Senior Notes due 2030
Ladies and Gentlemen:
Pursuant to Section 2.05(c) of the Indenture, dated as of July 1, 1999 (the “Base Indenture”) by and between Jersey Central Power & Light Company (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as successor trustee to United States Trust Company of New York, as amended and supplemented by the First Supplemental Indenture, dated as of October 31, 2007 (together with the Base Indenture, the “Indenture”), we deliver to you herewith an Officers’ Certificate, an Opinion of Counsel of Morgan, Lewis & Bockius LLP, reliance letters of Morgan, Lewis & Bockius LLP and Cozen O’Connor P.C., and Board Resolutions (as those terms are defined in the Indenture), and provide further that:
1.    Capitalized Terms. All capitalized terms used but not defined herein shall have the meanings set forth in the Indenture. The following capitalized terms have the following meanings:
(a)    “Additional Note” has the meaning specified in Section 3 of this Company Order.
(b)    “Agent Members” has the meaning specified in Section 4(c) of this Company Order.
(c)    “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.
(d)    “Automatic Exchange” has the meaning specified in Section 5(j) of this Company Order.
(e)    “Automatic Exchange Date” has the meaning specified in Section 5(j) of this Company Order.
(f)    “Automatic Exchange Notice” has the meaning specified in Section 5(j) of this Company Order.
(g)    “Automatic Exchange Notice Date” has the meaning specified in Section 5(j) of this Company Order.
(h)    “Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

(i)    “Custodian” means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.
(j)    “Definitive Note” means a certificated Initial Note, Additional Note or Exchange Note issued pursuant to the Indenture and this Company Order (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.
(k)    “Definitive Notes Legend” has the meaning specified in Section 5(e) of this Company Order.
(l)    “Distribution Compliance Period” means (i) with respect to the Initial Notes, the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Initial Note and (ii) with respect to any Additional Notes that are Transfer Restricted Notes, the comparable period of 40 consecutive days.
(m)    “Euroclear” means Euroclear Bank S.A./N.V., as operator of Euroclear System or any successor securities clearing agency.
(n)    “Exchange Notes” means Notes issued pursuant to the Indenture and this Company Order in exchange for, and up to an aggregate principal amount equal to, the Initial Notes or Additional Notes in compliance with the terms of the Registration Rights Agreement and containing terms identical to the Initial Notes or Additional Notes (except that such Exchange Notes will be registered under the Securities Act of 1933, as amended (the “Securities Act”) and the transfer restrictions, registration rights and additional annual interest rate for failure to comply with the Registration Rights Agreement will not apply to such Exchange Notes).
(o)    “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
(p)    “Global Note” has the meaning specified in Section 4(b) of this Company Order.
(q)    “Global Notes Legend” has the meaning specified in Section 5(e) of this Company Order.
(r)    “Initial Note” has the meaning specified in Section 2 of this Company Order.
(s)    “Permanent Regulation S Global Note” has the meaning specified in Section 4(b) of this Company Order.
(t)    “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
(u)    “Registration Rights Agreement” means (i) the registration rights agreement, dated as of the date hereof, by and among the Company, PNC Capital Markets

LLC, Scotia Capital (USA) Inc. and Truist Securities, Inc., as representatives (the “Representatives”) of the Initial Purchasers set forth on Schedule 1 to the Purchase Agreement, dated May 4, 2026, between the Company and the Representatives, and (ii) with respect to any Additional Notes, one or more registration rights agreements entered into in connection with the issuance of such Additional Notes in a private offering by the Company after the date hereof, as such agreements may be amended from time to time.
(v)    “Regulation S” means Regulation S promulgated under the Securities Act.
(w)    “Regulation S Notes” has the meaning specified in Section 4(a) of this Company Order.
(x)    “Restricted Notes Legend” has the meaning specified in Section 5(e) of this Company Order.
(y)    “Rule 144” means Rule 144 promulgated under the Securities Act.
(z)    “Rule 144A” means Rule 144A promulgated under the Securities Act.
(aa)    “Rule 144A Global Note” has the meaning specified in Section 4(b) of this Company Order.
(bb)    “Rule 144A Notes” has the meaning specified in Section 4(a) of this Company Order.
(cc)    “Temporary Regulation S Global Note” has the meaning specified in Section 4(b) of this Company Order.
(dd)    “Temporary Regulation S Note Legend” has the meaning specified in Section 5(e) of this Company Order.
(ee)    “Transfer Restricted Notes” means Definitive Notes and any Notes in global form that bear or are required to bear the Restricted Notes Legend.
(ff)    “Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.
(gg)    “U.S. person” means a “U.S. person” as defined in Regulation S.
2.    Establishment; Designation of Titles and Principal Amounts; Authentication and Delivery. The Company hereby establishes and designates its “4.600% Senior Notes due 2030” (the “Senior Notes”). The initial form of the Senior Notes is attached hereto as Exhibit A (the “Form of Note”). You are hereby requested to authenticate, in the manner provided in the Indenture, $350,000,000 aggregate principal amount of Senior Notes (such aggregate principal amount of Senior Notes issued on the date hereof, the “Initial Notes”), registered in the name of CEDE & CO., as nominee of The Depository Trust

Company (“DTC”), as heretofore delivered to you, duly executed by duly authorized officers of the Company, as provided in the Indenture. You are hereby further requested to deliver the Initial Notes, as so authenticated, to DTC or pursuant to DTC’s instructions to hold the Initial Notes, as so authenticated, as custodian for DTC.
3.    Additional Notes. Without the consent of the Holders of the Senior Notes, the Company may, from time to time, create and issue in accordance with the provisions of the Indenture, additional notes (the “Additional Notes”) of a series hereunder having the same terms in all respects to those as the Senior Notes of such series (except for the issue date, public offering price and amount and date of the first payment of interest thereon); provided that if such Additional Notes are not fungible with such Senior Notes issued on the date hereof for United States federal income tax purposes, the Additional Notes will be issued under a separate CUSIP number. Any Additional Notes of a series, together with the Senior Notes of such series issued on the date hereof, shall be consolidated and constitute a single series of Notes under the Indenture. For the avoidance of doubt, references herein to the term “Senior Notes” of a series shall include references to the Additional Notes of such series, if any.
4.    Form and Dating.
(a)    The Initial Notes issued on the date hereof shall be (i) offered and sold by the Company to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.
(b)    Global Notes. Rule 144A Notes shall be issued initially in the form of one or more global Senior Notes, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more temporary global Senior Notes, numbered TRS-1 upward (collectively, the “Temporary Regulation S Global Note”), in each case in definitive, fully registered form, without interest coupons and bearing the legends set forth in Section 5(e) of this Company Order, which shall be deposited on behalf of the purchasers of the Senior Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Beneficial ownership interests in the Temporary Regulation S Global Note (x) will not be exchangeable for interests in the Rule 144A Global Note, a permanent global note (the “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Notes, the “Regulation S Global Note”), or any other Senior Note prior to the expiration of the Distribution Compliance Period and (y) may be exchanged for interests in a Rule 144A Global Note or the Permanent Regulation S Global Note after the expiration of the Distribution Compliance Period in accordance with instructions from the Company. The Rule 144A Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Senior Notes as shall be specified in the “Schedule of Increases and Decreases of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Senior Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Senior Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Senior Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by the Indenture and this Company Order.
(c)    Book-Entry Provisions. This Section 4(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.
Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
(d)    Definitive Notes. Except as provided in Section 5 or Section 6 of this Company Order, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.
5.    Transfer and Exchange.
(a)    Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Note registrar with a written request:
(i)    to register the transfer of such Definitive Notes, or
(ii)    to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Note registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:
(1)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Note registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and
(2)    in the case of Transfer Restricted Notes, shall be transferred or exchanged pursuant to an effective registration statement under the

Securities Act or pursuant to Section 5(b) of this Company Order or otherwise in accordance with the Restricted Notes Legend, and shall be accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A hereto for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.
(b)    Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Note registrar, together with:
(i)    a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A hereto for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto, and
(ii)    written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Senior Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Senior Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company, a new applicable Global Note in the appropriate principal amount.
(c)    Transfer and Exchange of Global Notes.
(i)    The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 5(d) of this Company Order, if any) and the Applicable Procedures of the Depositary therefor.

(ii)    Notwithstanding any other provisions of this Company Order (other than the provisions set forth in Section 6 of this Company Order), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(iii)    A Regulation S Temporary Global Note or beneficial interests therein may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Distribution Compliance Period and the receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A hereto for exchange or registration of transfers.
(d)    Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Notes That Are Global Notes for Interests in Unrestricted Global Notes.
(i)    Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Note that is a Global Note shall be made in accordance with the Applicable Procedures of the Depositary therefor and the Restricted Notes Legend.
(ii)    During the Distribution Compliance Period, beneficial ownership interests in the Temporary Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures of the Depositary therefor, the Restricted Notes Legend and the Temporary Regulation S Note Legend on such Temporary Regulation S Global Note and any applicable securities laws of any state of the United States of America. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Temporary Regulation S Global Note shall be made only in accordance with the Applicable Procedures of the Depositary therefor, the Restricted Notes Legend and the Temporary Regulation S Note Legend. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Temporary Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.
(iii)    Upon the expiration of the Distribution Compliance Period, beneficial interests in the Temporary Regulation S Global Note may be exchanged for beneficial interests in a Rule 144A Global Note or a Permanent Regulation S Global Note and shall be made in accordance with the Applicable Procedures of the Depositary therefor.

(iv)    Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or Permanent Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note in accordance with the Applicable Procedures of the Depositary therefor.
(v)    If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon written order of the Company, a new Unrestricted Global Note in the appropriate principal amount.
(e)    Legends.
(i)    Except as permitted by Section 5(d), this Section 5(e) and Section 5(i) of this Company Order, each Senior Note certificate evidencing the Global Notes and the Definitive Notes (and all Senior Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”) (which shall include all three of the following paragraphs for Senior Notes issued pursuant to Regulation S, and shall only include the second and third of the following paragraphs for Senior Notes issued pursuant to Rule 144A):
[For Notes issued pursuant to Regulation S:]
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THE SECURITIES AND THE DATE OF ORIGINAL ISSUANCE OF THE SECURITIES, EXCEPT IN ACCORDANCE WITH REGULATION S OR RULE 144A UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
[For Notes issued pursuant to Regulation S or Rule 144A:]
NEITHER THIS SECURITY NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). EACH HOLDER HEREOF, AND EACH OWNER OF A BENEFICIAL INTEREST HEREIN, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF JERSEY CENTRAL POWER & LIGHT COMPANY (THE “COMPANY”) THAT THIS SECURITY

MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A)(1) TO THE COMPANY, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (5) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF, PARAGRAPH (k)(2) OF RULE 902 UNDER REGULATION S UNDER THE SECURITIES ACT.
[For Notes issued pursuant to Regulation S or Rule 144A:]
THE TRANSFER RESTRICTIONS AND THE OTHER PROVISIONS SET FORTH IN THE INDENTURE ESTABLISHING THE FORM AND TERMS OF THE SENIOR NOTES, INCLUDING THE LEGENDS REQUIRED THEREBY, SHALL APPLY TO THE SENIOR NOTES EXCEPT AS OTHERWISE AGREED BY THE COMPANY AND THE INITIAL PURCHASERS. FOLLOWING THE INITIAL SALE OF THE SENIOR NOTES BY THE INITIAL PURCHASERS TO SUBSEQUENT PURCHASERS PURSUANT TO THE TERMS HEREOF, THE INITIAL PURCHASERS SHALL NOT BE LIABLE OR RESPONSIBLE TO THE COMPANY FOR ANY LOSSES,

DAMAGES OR LIABILITIES SUFFERED OR INCURRED BY THE COMPANY, INCLUDING ANY LOSSES, DAMAGES OR LIABILITIES UNDER THE SECURITIES ACT, ARISING FROM OR RELATING TO ANY SUBSEQUENT SALE OR TRANSFER OF ANY SENIOR NOTE.
Each Temporary Regulation S Global Note shall bear the following additional legend (“Temporary Regulation S Note Legend”):
THIS GLOBAL SECURITY MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(K) UNDER THE SECURITIES ACT (OTHER THAN A DISTRIBUTOR, AS SUCH TERM IS DEFINED UNDER RULE 902(D) UNDER THE SECURITIES ACT).
Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE NOTE REGISTRAR AND TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH NOTE REGISTRAR AND TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
Each Global Note shall bear the following additional legend (“Global Notes Legend”):
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
(ii)    Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Note registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Note registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.
(iii)    After a transfer of any Initial Notes or Additional Notes during the period of the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to such Initial Notes or Additional Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes or Additional Notes shall cease to apply and the requirements that any such Initial Notes or Additional Notes be issued in global form shall continue to apply.
(iv)    Upon the consummation of an Exchange Offer with respect to the Initial Notes or Additional Notes pursuant to which Holders of such Initial Notes or Additional Notes are offered Exchange Notes in exchange for their Initial Notes or Additional Notes, all requirements pertaining to Initial Notes or Additional Notes that Initial Notes or Additional Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes or Additional Notes in such Exchange Offer.
(v)    Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.
(f)    Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Senior Notes represented by such Global Note shall be reduced and an adjustment shall be made in accordance with the Applicable Procedures of the Depositary therefor.
(g)    Obligations with Respect to Transfers and Exchanges of Senior Notes.
(i)    To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Note registrar’s request.
(ii)    No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or other governmental charge payable in connection therewith (other than any such taxes or similar governmental charges payable upon exchanges pursuant to Section 2.06(d) of the Indenture).
(iii)    Prior to the due presentation for registration of transfer of any Senior Note, the Company, the Trustee, the paying agent or the Note registrar may deem and treat the person in whose name a Senior Note is registered as the absolute owner of such Senior Note for the purpose of receiving payment of principal, premium, if any, and interest on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note is overdue, and none of the Company, the Trustee, the paying agent or the Note registrar shall be affected by notice to the contrary.
(iv)    All Senior Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Senior Notes surrendered upon such transfer or exchange.
(v)    In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Senior Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Applicable Procedures of the Depositary therefor so require, an Opinion of Counsel, in form reasonably acceptable to the Note registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Note registrar and the Trustee.
(h)    No Obligation of the Trustee.
(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Agent Member thereof, with respect to any ownership interest in the Senior Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Senior Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Senior Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary therefor. The Trustee may conclusively rely and shall be fully protected in conclusively relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Senior Note (including any transfers between or among Agent Members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(iii)    None of the Trustee, the paying agent, the Authenticating Agent, the Note registrar or the Company shall have any responsibility or liability for any actions taken or not taken by the Depositary.
(i)    Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.05(c) of the Indenture, the Trustee shall authenticate (i) one or more Global Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amounts of the beneficial interests in the Global Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certifications as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the Definitive Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certification as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Senior Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes with the Restricted Notes Legend to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of the Definitive Notes so accepted Definitive Notes without the Restricted Notes Legend in the applicable principal amount. Any Senior Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single series of Notes under the Indenture.
(j)    Automatic Exchange from Transfer Restricted Note to Unrestricted Global Note. Upon the Company’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Company may, at its option, cause beneficial interests in a Transfer Restricted Note to be automatically exchanged into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after the date on which the Senior Notes are issued, or, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Company’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Company may, at its option, (i) provide written notice to DTC and the Trustee at least fifteen (15) calendar days prior to the Automatic Exchange Date, instructing DTC to exchange all of the outstanding beneficial interests in a particular Transfer Restricted Note to the Unrestricted Global Note, which the Company shall have previously otherwise made eligible for exchange with the DTC, (ii) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the register of Holders at least fifteen (15) calendar days prior to the Automatic Exchange Date (the “Automatic Exchange Notice Date”), which notice must include (w) the Automatic Exchange Date, (x) the section of this Senior Note pursuant to which the Automatic Exchange shall occur, (y) the “CUSIP” number of the Transfer Restricted Note from which such Holder’s beneficial interests will be transferred and (z) the “CUSIP” number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (iii) on or prior to the Automatic Exchange Date, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Company and a Company Order requesting the Trustee to authenticate such Unrestricted Global Notes, in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes to be exchanged into such Unrestricted Global Notes. At the Company’s written request on no less than five (5) calendar days’ notice prior to the Automatic Exchange Notice Date, the Trustee shall deliver, in the Company’s name and at its expense, the Automatic Exchange Notice, which shall be prepared by the Company, to each Holder at such Holder’s address appearing in the register of Holders. Notwithstanding anything to the contrary in this Section 5(j), during the fifteen (15) calendar day period prior to the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 5(j) shall be permitted without the prior written consent of the Company. As a condition to any Automatic Exchange, the Company shall provide, and the Trustee shall be entitled to conclusively rely upon, an Officer’s Certificate and Opinion of Counsel to the Company to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular Transfer Restricted Note is to be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Trustee, as custodian for the Depositary to reflect the Automatic Exchange. Upon such exchange of beneficial interests pursuant to this Section 5(j), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Restricted Global Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be cancelled following the Automatic Exchange and disposed of in accordance with the Trustee’s procedures for the disposition of cancelled securities.
6.    Definitive Note.
(a)    A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 4 of this Company Order or issued in connection with an

Exchange Offer may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 5 of this Company Order and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended, and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, (ii) the Company, at its option, notifies the Trustee in writing that it elects to exchange in whole, but not in part, the Global Note for Definitive Notes or (iii) an Event of Default has occurred and is continuing and the Depositary so requests (or a beneficial owner thereof requests such exchange in writing delivered through the Depositary).
(b)    Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 6 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 6 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 5(e) of this Company Order, bear the Restricted Notes Legend.
(c)    The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Senior Notes.
(d)    In the event of the occurrence of any of the events specified in Section 6 of this Company Order, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.
7.    In addition to modifications that can be made without consent of Holders set forth in Section 13.01 of the Indenture, the Company may also, solely with respect to the Senior Notes, make such provisions as may be necessary to issue any Exchange Notes issued in exchange for the Senior Notes pursuant to the Registration Rights Agreement or similar agreement.
8.    Solely with respect to the Senior Notes, in addition to the conditions set forth in Section 12.01 and Section 12.02 of the Indenture, a successor Person formed by consolidation with or into which the Company is merged or the Person to which the Company sold or otherwise disposed of its properties as or substantially as an entirety, or a conveyance or transfer is made in accordance with Section 12.01 of the Indenture shall assume the obligations of the Company under the Registration Rights Agreement.

9.    The Original Issue Date for the Senior Notes shall be May 6, 2026.
10.    The Senior Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on January 15, 2030.
11.    The Senior Notes shall bear interest at the rate of 4.600% per annum accruing from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for.
12.    The Interest Payment Dates for the Senior Notes shall be January 15 and July 15 of each year, commencing January 15, 2027.
13.    The Regular Record Dates for the Senior Notes shall be the Business Day immediately preceding each Interest Payment Date, so long as the Senior Notes are issued in book-entry only form. Otherwise, the Regular Record Date will be the fifteenth calendar day next preceding each Interest Payment Date (whether or not a Business Day). Notwithstanding the foregoing, interest payable at the Stated Maturity or upon earlier redemption will be payable to the Persons to whom principal shall be payable.
14.    The Senior Notes shall be issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
15.    The Senior Notes shall be redeemable as set forth in the Form of Note, which is attached as Exhibit A hereto.
16.    The Senior Notes shall have such other terms and provisions as are provided in the Form of Note, which is attached as Exhibit A hereto.
[Signature Page Follows]

Very truly yours, JERSEY CENTRAL POWER & LIGHT COMPANY By: /s/ Weizhong Wang Name: Weizhong Wang Title: Treasurer

[Signature Page to Company Order]

EXHIBIT A
Form of Note
[Intentionally Omitted]